SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[  ] Preliminary Proxy Statement       [  ] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

PENN TREATY AMERICAN CORPORATION
--------------------------------
(Name of Registrant as Specified In Its Charter)


--------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4) Proposed maximum aggregate value of transaction:
     5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FRIDAY, MAY 26, 2000


             TO THE SHAREHOLDERS OF PENN TREATY AMERICAN CORPORATION

The Annual Meeting of Shareholders of PENN TREATY AMERICAN CORPORATION will be held at Lehigh Country Club, 2319 South Cedar Crest Boulevard, Allentown, Pennsylvania on Friday, May 26, 2000, at 9:00 a.m. to consider and vote upon the following proposals:

         1. to elect three persons to Penn Treaty's Board of Directors as Class I Directors to serve until the 2003 Annual Meeting of Shareholders and until their successors are elected and have been qualified;

         2.       to  ratify  the  selection  of  PricewaterhouseCoopers  LLP as
                  independent   public  accountants  for  Penn  Treaty  and  its
                  subsidiaries for the year ending December 31, 2000; and

         3. to transact other business that properly comes before the Annual Meeting, or any adjournments or postponements.

Only those holders of our common stock of record at the close of business on April 10, 2000 shall be entitled to notice of, and to vote at, the Annual Meeting.

                  EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF PENN TREATY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.

                                          By Order of the Board of Directors,

                                          /s/ Sandra A. Kotsch
                                          --------------------------------
                                              Sandra A. Kotsch, Secretary


Allentown, Pennsylvania
April 17, 2000

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 26, 2000

                             INTRODUCTORY STATEMENT
                             ----------------------

         Penn Treaty American Corporation is a Pennsylvania corporation with its principal executive offices located at 3440 Lehigh Street, Allentown, Pennsylvania 18103, telephone number (610) 965-2222. This Proxy Statement is being furnished to our shareholders in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Penn Treaty to be held on May 26, 2000, at Lehigh Country Club, 2319 South Cedar Crest Boulevard, Allentown, Pennsylvania at 9:00 a.m., or at any adjournment or postponement.

         This Proxy Statement and the accompanying proxy card are first being mailed to our shareholders on or about April 17, 2000. A copy of the 2000 Annual Report, which includes financial statements for the fiscal year ended December 31, 1999, is enclosed with this Proxy Statement.

                            ABOUT THE ANNUAL MEETING
                            ------------------------

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At the Annual Meeting, shareholders will act upon the following matters: the election of three directors of Penn Treaty, each to serve for a three-year term expiring at the annual meeting of shareholders in 2003; the ratification of our selection of PricewaterhouseCoopers LLP as the independent public accountants for Penn Treaty and its subsidiaries for the year ending December 31, 2000; and any other business that may properly be brought before the Annual Meeting.

         For your information, our subsidiaries are Senior Financial Consultants Company (the "Agency"), Penn Treaty Network America Insurance Company
("PTNA")(formerly Network America Life Insurance Company), American Network Insurance Company ("ANIC"), American Independent Network Insurance Company of New York ("AINIC"), United Insurance Group Agency, Inc. ("UIG") and Network Insurance Senior Health Division ("NISHD").

WHO IS ENTITLED TO VOTE?

         Only shareholders of record on the record date, which was the close of business on Monday, April 10, 2000, will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements. Each share of common stock is entitled to one vote.

HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person or vote in person at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the Annual Meeting. As of the record date, 7,808,589 shares of our common stock were outstanding, held by 379 shareholders of record.

HOW DOES DISCRETIONARY VOTING AUTHORITY APPLY?

         If you sign and return your proxy card, but do not make any selections, you give discretionary authority to the persons named as proxy holders on the proxy card, Jack D. Baum, Michael F. Grill and Glen A. Levit, to vote on the proposals and any other matters that may arise at the Annual Meeting.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

         Unless you give other instructions on your proxy card, the proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

         o FOR election of the three nominees for director of Penn Treaty, A.J. Carden, Irving Levit and Domenic Stangherlin; and

         o FOR the ratification of our selection of PricewaterhouseCoopers LLP as the independent public accountants for Penn Treaty and its subsidiaries for the year ending December 31, 2000.

         With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO ELECT THE DIRECTORS?

         The three nominees for Director receiving the highest number of votes cast by shareholders entitled to vote for Directors (there being no cumulative voting) will be elected to serve on the Board. Votes withheld with respect to the election of one or more directors will not be voted with respect to the nominee or nominees indicated, although they will be counted for purposes of determining whether there is a quorum. Accordingly, votes withheld will have no effect on the result of the vote.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Penn Treaty either a notice of revocation or a duly executed proxy bearing a date later than the date on the proxy you submitted. The powers of the proxy holders to vote your proxy will be suspended if you attend the Annual Meeting in person and request to change your vote or vote in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

WHO BEARS THE COST OF SOLICITATION OF PROXIES?

         We bear the cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to shareholders in connection with the solicitation of proxies for the Annual Meeting.

WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE YEAR 2001 ANNUAL MEETING?

         To be included in next year's proxy statement, shareholder proposals must be submitted in writing by December 18, 2000 to: Secretary, Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, PA 18103. If any shareholder wishes to present a proposal to the 2001 annual meeting that is not included in Penn Treaty's proxy statement for that meeting and does not submit such proposal to the Secretary of Penn Treaty until after March 2, 2001, then the persons named in the proxy card for the 2001 annual meeting will be allowed to use their discretionary voting authority when the proposal is raised at the

2001 annual meeting, without any discussion of the matter in the proxy statement for that meeting.

                       PROPOSAL I - ELECTION OF DIRECTORS
                       ----------------------------------

         Our Board of Directors currently has nine members and is divided into three classes, each comprised of three Directors who serve for terms of three years and until their successors have been elected and qualified. At the Annual Meeting, the Board will nominate A.J. Carden, Irving Levit and Domenic Stangherlin to be elected as Class I Directors of Penn Treaty, to hold office until the 2003 annual meeting and until their successors have been elected and qualified. The nominees have each consented to serve if elected to the Board. If for any reason any of the nominees becomes unable or is unwilling to serve at the time of the Annual Meeting, the proxy holders, unless you instruct them otherwise, will vote for a substitute nominee or nominees in their discretion. We do not anticipate that any nominee will be unavailable for election.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
       ------------------------------------------------------------------
                ABOVE NOMINEES FOR A FIXED TERM OF THREE YEARS.
                -----------------------------------------------

         The following table and paragraphs set forth information about the current nominees and the other persons who will continue to serve as Directors of Penn Treaty. The information has been furnished to Penn Treaty by each person nominated as a Director and each person whose term of office as a Director will continue after the Annual Meeting.

                                                                                 DIRECTOR
NAME                                AGE     POSITION(S) WITH PENN TREATY           SINCE
-----------------------------------------------------------------------------------------

CLASS I:  NOMINEES TO BE ELECTED FOR TERMS EXPIRING IN 2003:

A.J. Carden                         66      Executive Vice President and Director   1983

Irving Levit                        70      Founder, Chairman of the Board of       1971
                                            Directors, President and Chief
                                            Executive Officer

Domenic P. Stangherlin              73      Director                                1971

CLASS II:  DIRECTORS CONTINUING FOR TERMS EXPIRING IN 2001:

Jack D. Baum                        66      Vice President of Agency Management     1987
                                            and Director

Alexander M. Clark                  69       Director                               1999

Glen A. Levit                       32      Senior Vice President and Director      1995


                                       5

CLASS III:  DIRECTORS CONTINUING FOR TERMS EXPIRING IN 2002:

Francis R. Grebe                    68      Director                                1999

Michael F. Grill                    50      Treasurer, Comptroller and              1986
                                            Director

David B. Trindle                    50      Director                                1997

---------------


         A. J. CARDEN has also served as Executive Vice President and Director of the Agency since 1988, of PTNA since 1989, of ANIC since 1996 and of AINIC since its inception in 1997. From 1970 to 1983, Mr. Carden served as Assistant to the President and Vice President of Claims for Columbia Life Insurance Company and Columbia Accident and Health Insurance Company located in Bloomsburg, Pennsylvania. Mr. Carden has over 42 years experience in the insurance business.

         IRVING LEVIT has also served as the Chairman of the Board of Directors and Chief Executive Officer of PTNA since 1989, ANIC since 1996 and of AINIC since its inception in 1997 and as the Chairman of the Board of Directors, President and Chief Executive Officer of the Agency since 1988. In addition, Mr. Levit has been the sole owner of the Irv Levit Insurance Management Corporation ("IMC"), an insurance agency, since 1961. Mr. Levit has over 42 years experience in the insurance business.

         DOMENIC P. STANGHERLIN has also served as Secretary and Director of the Agency since 1988, of PTNA since 1989, of ANIC since 1996 and of AINIC since its inception in 1997. Mr. Stangherlin is the owner and manager of the Line Tool Company, a manufacturer of micropositioners, located in Allentown, Pennsylvania.

         JACK D. BAUM has served as a Vice President of Penn Treaty since 1985, of the Agency since 1988, of PTNA since 1989, of ANIC since 1996 and of AINIC since its inception in 1997. His duties include supervising and motivating Penn Treaty's sales force. Prior to joining Penn Treaty, Mr. Baum served as Vice President of Marketing for National Security General Insurance Company in Lancaster, Pennsylvania from 1983 to 1985 and as a Director of Group Sales and Marketing for Educators Mutual Life Insurance in Lancaster, Pennsylvania from 1976 to 1983. Mr. Baum has over 22 years experience in the insurance business.

         ALEXANDER M. CLARK has also served as a Director of AINIC since its inception in 1997. Mr. Clark is a Managing Director of Advest, Inc., a position he has held since 1993. He was formerly a Senior Vice President at Gramercy Partners and previously with McKinley Allsopp, both of New York. Mr. Clark is a graduate of Dartmouth College and pursued graduate studies at Harvard where he earned an M.B.A. in Business Administration and further studies at Brown
University in savings banking. He is a member of the Association of Insurance and Financial Analysts(CFA-1968).

         GLEN A. LEVIT has also served as a Director of PTNA since 1995, of ANIC since 1996 and of AINIC since its inception in 1997, and as President of PTNA and ANIC since April 1997 and of AINIC since January 1999. Prior to being appointed President, Mr. Levit served as the Vice President of Sales of PTNA and as Vice President of ANIC and AINIC. From 1991 until 1993, Mr. Levit served as the Regional Sales Director and as a regional marketer for PTNA. Mr. Levit has also served as a Director of IMC, an insurance agency, since 1988. Mr. Levit is the son of Mr. Irving Levit. Mr. Levit has over 12 years experience in the insurance business.

         FRANCIS R. GREBE is a partner at the investment counseling firm of James M. Davidson and Company. He has held this position since 1988. Mr. Grebe also serves as a Director and Executive President of The Main Line Trust Company, a private fiduciary. Mr. Grebe has over 40 years experience with leading financial institutions in the trust and investment area, including
Girard Trust Bank, Philadelphia National Bank and U.S. Trust Company of Florida. Mr. Grebe currently serves as a Director of the Athenaeum of
Philadelphia and as a Trustee of The Guthrie  Healthcare System.   He is also a
Director and former President of Family Services o f Montgomery County, Pennsylvania and currently serves as Trustee of the Meshewa Farm Foundation and The Sylvan Foundation. Mr. Grebe is a Phi Beta Kappa graduate of the University of Rochester and the University o f Michigan and is admitted to practice law in Michigan, Illinois and New York.

         MICHAEL F. GRILL has also served as Treasurer and Comptroller of Penn Treaty since 1981, of the Agency since 1988, of PTNA since 1989, of ANIC since 1996 and of AINIC since its inception in 1997. Mr. Grill became a Director of the Agency in 1988, of PTNA in 1989, of ANIC in 1996 and AINIC in 1997. Prior to joining Penn Treaty, Mr. Grill served as Chief Accountant for World Life and Health Insurance Company located in King of Prussia, Pennsylvania from 1973 to 1981. Mr. Grill has 27 years experience in the insurance business.

         DAVID B. TRINDLE, FSA, MAAA is an independent consulting actuary with 27 years experience in the areas of health insurance and managed care. From 1993 until 1996, Mr. Trindle served as Partner and National Director of the Health Actuarial practice of KPMG Peat Marwick. Prior to 1993, Mr. Trindle served as President of QED Consulting Group, an actuarial firm specializing in health insurance and long-term care which was co-founded by Mr. Trindle in 1988. From 1973 to 1988, Mr. Trindle served in various senior management and executive roles at UNUM Corporation, Transport Life Insurance Company and Union Fidelity Life Insurance Company where he also served on the Board of Directors. Mr. Trindle is a Member of the American Academy of Actuaries and a Fellow of the Society of Actuaries, for whom he served as Chairman of the Health Section. Mr. Trindle holds a Masters Degree in Mathematics from Pennsylvania State University.

         GENERAL INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS
         --------------------------------------------------------------

HOW OFTEN DID THE BOARD MEET DURING 1999?

         During 1999, the Board of Directors held seven meetings. Each Director attended at least 75% of the meetings of the Board and its Committees. The average attendance of directors at Board and Committee meetings held during 1999 was 94%.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

         To assist in the discharge of its responsibilities, the Board of Directors has three committees - the Audit Committee, the Compensation Committee and the Executive Committee. The Board of Directors does not have a nominating committee. The total combined attendance for all Committee meetings was 100%.

         AUDIT COMMITTEE. The principal functions of the Audit Committee are to assist the Board of Directors in the oversight of executive management's responsibilities related to Penn Treaty's internal control process. In connection with this function, the Audit Committee reviews various policies and practices of management related to Penn Treaty's responsibilities to its investors, customers, employees and the general public. With respect to the audited financial statements of Penn Treaty and its subsidiaries for the year ended December 31, 1999, the Audit Committee:

         o reviewed and discussed the audited financial statements with management of Penn Treaty;

         o discussed with Penn Treaty's independent auditors the matters required to be discussed by SAS 61; and

         o received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed independence issue with Penn Treaty's independent accountants.

Based on its review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Penn Treaty's Annual Report on Form 10-K for the year ended December 31, 1999.

         The Audit Committee has a written charter, adopted in September 1999. The charter is attached to this Proxy Statement as Appendix A. The members of the Audit Committee during 1999 were Mr. Clark, Mr. Grebe, and Mr. Stangherlin. Penn Treaty believes that each member of the Audit Committee meets the independence test established as part of The New York Stock Exchange listing standards. The Audit Committee met three times in 1999.

         COMPENSATION COMMITTEE. The principal functions of the Compensation Committee are to review and evaluate, at least annually, the performance of the chief executive officer and other senior officers of Penn Treaty and its subsidiaries, and to set their remuneration, including incentive rewards. The members of the Compensation Committee during 1999 were Mr. Clark, Mr. Grebe and Mr. Stangherlin. The Compensation Committee met once in 1999.

         EXECUTIVE COMMITTEE. During the periods between Board meetings, the Executive Committee exercises all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies in the Executive Committee, fix the compensation of the Directors, change the Bylaws, or take any action restricted by the Pennsylvania Business Corporation Law or the Bylaws (including actions committed to another Board Committee). The members of the Executive Committee during 1999 were Mr. Levit, Mr. Carden and Mr. Stangherlin. The Executive Committee met once in 1999.

HOW ARE DIRECTORS COMPENSATED?

         Each Director receives a fee of $400 for each regular Board meeting attended. In addition, Mr. Clark, Mr. Grebe and Mr. Stangherlin receive a monthly fee of $200 for their service as members of Penn Treaty's Audit Committee.

         Information with respect to the share ownership of the Directors and the nominees is set forth below. See "Principal Shareholders."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         IMC, an insurance agency which is owned by Irving Levit, produced approximately $50,000, $41,000 and $34,000 of new and renewal premiums for PTNA for the years ended December 31, 1997, 1998 and 1999, respectively, for which it received commissions of approximately $13,000, $10,000 and $8,000 respectively. While IMC has only been minimally involved in the sale of insurance products since 1979 and IMC'S operations since that time have not been significant, IMC continues to receive overriding commissions from Penn Treaty of 5% on business written for PTNA by any IMC general agents who were appointed prior to 1979 and any of their sub-agents hired prior and subsequent to January 1979 and one agent appointed in 1981. For the years ended December 31, 1997, 1998 and 1999 these overriding commissions totaled approximately $534,000, $559,000 and $543,000, respectively. The premium revenues on which such overrides are paid are based on commissions which are higher than those currently paid to independent agents.

         The terms on which commissions have been paid to IMC are consistent with (i) the terms on which commissions have been paid by Penn Treaty to comparable unaffiliated agencies in the past and currently to one unaffiliated agency performing similar services and (ii) the terms on which commissions are paid in the industry in general, and were no less favorable than would have been obtained from unrelated third parties. To the extent that Penn Treaty engages in future transactions with any of its affiliates, all such transactions will likewise be on terms no less favorable than could be obtained from unaffiliated parties and will be approved by a majority of Penn Treaty's disinterested directors.

         Director Francis R. Grebe is a partner of James M. Davidson and Company, an investment counseling firm that manages a significant portion of Penn Treaty's investment assets. During 1999, the James M. Davidson firm received a fee of $242,038 from Penn Treaty for its services. Mr. Grebe is not directly involved with any of Penn Treaty's investment matters. Mr. Grebe serves as a financial advisor to Irving Levit on some of Mr. Levit's personal matters.

OTHER EXECUTIVE OFFICERS OF PENN TREATY

         CAMERON B. WAITE has served as Chief Financial Officer of Penn Treaty since May 1996. From 1994 to 1996, Mr. Waite was Chief Financial Officer and Treasurer of Blue Fish Clothing, Inc., a manufacturer, wholesaler and retailer of women's clothing. From 1983 to 1994, Mr. Waite held various positions with Independence Bancorp. Inc., which merged with CoreStates Financial Corporation, his last position being Vice President of Asset Liability Management. Mr. Waite holds a B.A. in Economics from Dickinson College and an M.B.A. from Lehigh University. Mr. Waite is 40.

         JIM  HEYER  was  appointed  the  Chief  Operating  Officer  of  PTNA in
January 1999. Prior to that time, Mr. Heyer served as the Vice President of Administration of PTNA from 1993 to 1998. Mr. Heyer has also served as Vice President of Administration of Penn Treaty since 1997 and as a Vice President and Director of ANIC and AINIC since 1996 and 1997, respectively. Mr. Heyer oversees our claims, underwriting, compliance and product development areas. Prior to joining Penn Treaty in 1988, Mr. Heyer was employed by The Guardian Life Insurance Company of North America. Mr. Heyer received his B.S. in Business Administration and Marketing from Penn State University. Mr. Heyer is 36 and has 14 years experience in the insurance business.

COMPLIANCE WITH SECTION 16(A) REPORTING

         The rules of the Securities and Exchange Commission require that Penn Treaty disclose delinquent filings for reports of stock ownership (and changes in stock ownership) by its directors and executive officers. To the best of Penn Treaty's knowledge, all Form 3, Form 4 and Form 5 reports were timely filed, except for the Form 3 report for Mr. Grebe.

          PROPOSAL II - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
          ------------------------------------------------------------

         The Board of Directors, upon recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP as the independent public accountants of Penn Treaty and its subsidiaries for the year ending December 31, 2000. PricewaterhouseCoopers LLP has acted in this capacity since 1986. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting for the purpose of making a statement if he so desires and to respond to appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE
          APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT
        PUBLIC ACCOUNTANTS FOR PENN TREATY AND ITS SUBSIDIARIES FOR THE
                         YEAR ENDING DECEMBER 31, 2000.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS
                    ----------------------------------------

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Penn Treaty for the fiscal years ended December 31, 1997, 1998 and 1999 of those persons who, during 1999 (i) served as Penn Treaty's chief executive officer or (ii) were executive officers (other than the chief executive officer) whose total annual salary and bonus exceeded $100,000:


                                                                                          LONG-TERM
                                                     ANNUAL COMPENSATION                 COMPENSATION
                                           ---------------------------------------    ------------------       ALL OTHER
NAME AND                                        SALARY         BONUS     OTHER             OPTIONS           COMPENSATION
PRINCIPAL POSITION                    YEAR        ($)           ($)      ($)(1)              (#)                ($) (2)
-------------------------------       ----        ---           ---      ------              ---                -------


IRVING LEVIT                          1999       475,000       80,000    1,600                   0               7,500(3)
-------------
Chairman, President and               1998       277,875       50,000      800                   0               7,627(3)
Chief Executive Officer               1997       264,591       50,000      800              29,000               2,562(3)

GLEN A. LEVIT                         1999       125,224       12,000    1,600                   0               4,117
---------------
Senior Vice President and
President of Insurance Company
Subsidiaries

CAMERON B. WAITE                      1999       111,199        8,000    1,600                   0               3,576
----------------
Chief Financial Officer

A. J. CARDEN                          1999       100,297       14,000    1,600                   0               3,429
------------
Executive Vice President              1998       135,935       14,000      800                   0               4,498
                                      1997       131,707       17,000      800              10,000               1,990

JIM HEYER                             1999        96,783        8,000    1,600                   0               3,143
---------
Chief Operating Officer

-----------------------

(1) Represents Directors' fees of $400 for each regular board meeting attended.

(2) Represents company contributions to Penn Treaty's 401(k) Plan on behalf of each of the named individuals.
(3) Excludes cash overriding commissions and direct commissions totaling approximately $547,000, $569,000 and $551,000 paid to IMC by Penn
         Treaty in 1997, 1998 and 1999, respectively, in connection with policies written for Penn Treaty. See "Certain Relationships and Related Transactions."

OPTION GRANTS IN LAST FISCAL YEAR

         There were no grants of stock options during the fiscal year ended December 31, 1999.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in 1999 by Penn Treaty's executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 1999 and the aggregate gains that would have been realized had these options been exercised on December 31, 1999, even though these options were not exercised, and the unexercisable options could not have been exercised on December 31, 1999.


                                                             NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                        SHARES               VALUE           UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
                        ACQUIRED ON        REALIZED     OPTIONS AT FISCAL YEAR-END(#)            AT FISCAL YEAR-END ($)(2)
NAME                    EXERCISE(#)         ($)(1)      EXERCISABLE       UNEXERCISABLE        EXERCISABLE    UNEXERCISABLE
----                    -----------         ------      -------------------------------        ----------------------------

Irving Levit                0                 0            132,742            68,713              427,654         38,879


Glen A. Levit               0                 0             21,000            6,000                28,125            0


Cameron B. Waite            0                 0             1,000             1,000                  0               0


A.J. Carden                 0                 0             36,500            9,500                56,257            0


Jim Heyer                   0                 0             19,500            6,000                23,438            0

-----------------

(1) The value realized represents the difference between the fair market value per share of our common stock on the date of exercise and the per share exercise price, multiplied by the applicable number of options.

(2) These values represent the difference between the closing price per share on The New York Stock Exchange on December 31, 1999 ($15.75) and the per share exercise price of the option.

PENSION PLAN AND 401(K) PLAN

         On August 1, 1996, Penn Treaty adopted a 401(k)retirement plan, covering substantially all employees with one year of service. Under the plan, participating employees may contribute up to 15% of their annual salary on a pre-tax basis, and Penn Treaty equally matches employee contributions up to the first 3% of the employee's salary. The Penn Treaty and employee portions of the plan vest immediately. Penn Treaty's expense in 1999 under the plan was $129,000. Penn Treaty may elect to make a discretionary contribution to the plan, which will be contributed proportionately to each eligible employee. Penn Treaty did not make a discretionary contribution in 1999.

INCENTIVE STOCK OPTION PLANS

         The shareholders of Penn Treaty adopted an Incentive Stock Option Plan (the "Plan") in March 1987. As of November 1997, no further options were granted under the Plan. The Plan, as amended by shareholder action on May 25, 1990, May 28, 1993, and May 23, 1997, provided for the granting of options to purchase up to 1,200,000 shares of our common stock. Stock options have been granted and are outstanding to date with respect to 493,886 shares of our common stock. The exercise prices of such options range from $8.71 to $35.475 per share. In October 1997, options to purchase 72,250 shares of common stock were granted under the Plan at an exercise price of $32.25 per share and options to purchase 29,000 shares of common stock were granted under the Plan at $35.475 per share. No stock options were granted under the Plan during 1998 or 1999.

         As of April 10, 1999, stock options granted with respect to 28,358 shares have been canceled and 188,383 shares have been exercised. Options granted under the Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. A committee of the Board of Directors had the authority to administer the Plan and to grant options to key employees (including officers, whether or not they were Directors) of Penn Treaty and its subsidiaries. The exercise price of all options granted under the Plan could not be less than the fair market value of the shares on the date of grant (110% of fair market value in the case of a grant to any person who holds more than 10% of the combined voting power of all classes of outstanding stock.) The maximum allowable term of each option was ten years (five years in the case of holders of more than 10% of the combined voting power of all classes of outstanding stock), and the options become exercisable in four equal, annual installments commencing one year from the option grant date.

         The shareholders of Penn Treaty adopted a new Employee Non-Qualified Incentive Stock Option Plan in May 1998 (the "1998 Plan"). The 1998 Plan authorizes Penn Treaty to grant "incentive stock options" under Section 422 of the Internal Revenue Code, and non-qualified stock options, covering up to an aggregate of 600,000 shares of our common stock. The purpose of the 1998 Plan is to enable Penn Treaty to offer officers, directors and employees of Penn Treaty and its subsidiaries options to acquire equity interests in Penn Treaty, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and our shareholders. The maximum allowable term of each option granted under the 1998 Plan is ten years (five years in the case of holders of more than 10% of the combined voting power of all classes of outstanding stock), and the options become exercisable in four equal, annual installments commencing one year from the option grant date. No stock options have been granted under the 1998 Plan.

AGENT STOCK OPTION PLAN

        In October 1994, the Board of Directors of Penn Treaty authorized a stock option plan for its agents (the "Agent Plan"). The Agent Plan, adopted by the Board of Directors in May 1995, provides for the grant of options to purchase up to 300,000 shares of common stock options and is designed to reward Penn Treaty's agents by providing for the grant of options to purchase common stock to agents who attain certain sales objectives determined by the Board of Directors. The exercise price of all options granted under the Agent Plan may not be less than the fair market value of the shares on the date of grant. The maximum allowable term of each option is ten years, and the options become exercisable in four equal annual installments commencing one year from the option grant date. Under the Agent Plan, stock options have been granted and are outstanding to date with respect to 58,450 shares. Prices of these options range from $12.63 to $32.25 per share. In October 1997, 23,600 stock options were granted under the Agent Plan at an exercise price of $32.25 per share. No options were granted under the Agent Plan during 1998 and 1999.

CHANGE IN CONTROL AGREEMENTS

         Penn Treaty has entered into Change in Control Agreements with each of the executive officers named in the Summary Compensation Table. Under these agreements, if Penn Treaty merges into or ownership of the voting control of Penn Treaty otherwise changes, and as a result of such change in control, any of the named executive officers are terminated or their positions or work locations are materially changed at any time during the three year period (five years in the case of the Company's President and Chief Executive Officer) after the change in control, they will be entitled to receive a lump sum payment of their base salary through the end of the three year period (or five year period in the case of the Company's President and Chief Executive Officer) and they shall be entitled to continue to receive certain other insurance and retirement benefits for the remainder of the three year period (or five year period in the case of the Company's President and Chief Executive Officer).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION:

         The members of the Compensation Committee of the Board of Directors during 1999 were Mr. Clark, Mr. Grebe and Mr. Stangherlin, who are non-employee directors. Mr. Stangherlin also serves as the Secretary of the Agency, PTNA, ANIC and AINIC.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION:

         Penn Treaty's Executive Compensation Program is administered by the Compensation Committee (the "Committee"), a Committee of the Board of Directors consisting of independent non-employee directors. The primary functions of the Committee are to review and evaluate the performance and leadership of the Chief Executive Officer and all other executive officers and to recommend compensation amounts to the Board of Directors. In 1999, the Committee compared all executive compensation with industry and regional executive compensation levels and believes that Penn Treaty's compensation levels compare conservatively to other comparable executive positions. The Board of Directors accepted and adopted all of the Committee's recommendations concerning executive compensation amounts during 1999.

The Committee seeks to:

         o provide compensation that is closely linked to Company and individual performance;

         o align the interests of Penn Treaty's executives with those of its shareholders through award opportunities that can result in ownership of common stock;

         o        ensure  that  compensation  is  sufficiently   competitiv   to
                  attract and retain high quality executive talent.

         Consistent with these objectives, the Committee employs a system of quantitative measures and qualitative assessments in evaluating and measuring executive officer performance. Quantitative measures include earnings performance, return on assets and growth of revenues. Qualitative assessments include the quality and measured progress of the operations of Penn Treaty and the success of strategic actions taken.

         In addition to company-wide measures of performance, the Committee considers performance factors particular to each executive officer, such as the performance of the departments for which said officer had management responsibility, individual managerial accomplishments and contribution to the achievement of corporate goals.

CEO COMPENSATION:

         In accordance with the Committee's general practice and Penn Treaty's compensation policies, Mr. Levit's compensation for the 1999 fiscal year was based principally upon Penn Treaty's performance and Mr. Levit's ongoing contribution to that performance. The increases in Mr. Levit's salary and the amount of the bonus were determined in the Committee's sole discretion after its consideration of competitive data, the Board's assessment of Mr. Levit's performance and recognition of Penn Treaty's performance during 1999.

                                                     Alexander M. Clark
                                                     Francis R. Grebe
                                                     Domenic P. Stangherlin

                             PRINCIPAL SHAREHOLDERS
                             ----------------------

         The following table sets forth, as of April 3, 2000, information with respect to the beneficial ownership of our common stock by (i) each person known to Penn Treaty to own 5% or more of the outstanding shares of common stock, (ii) each of Penn Treaty's Directors, and (iii) all Directors and Executive Officers as a group:

                                                                Percent of
Name(1)                                    Shares Owned        Ownership (2)
-------                                    ------------        -------------
Irving Levit (3)                            1,980,865              25.37%
Goldman Sachs Asset Management(4)             736,750               9.44%
Dimensional Fund Advisors, Inc.(5)            568,705               7.28%
Palisade Capital Management, L.L.C.(6)        505,000               6.47%
Wellington Management Co., LLP(7)             501,396               6.42%
Jack D. Baum (8)                               41,408                  *
A. J. Carden (9)                               36,500                  *
Alexander M. Clark                              2,000                  *
Francis R. Grebe                                  -                    *
Michael F. Grill (10)                          30,000                  *
Jim Heyer (11)                                 19,600                  *
Glen A. Levit (12)                             37,673                  *
Domenic P. Stangherlin                         27,925                  *
David B. Trindle                                3,000                  *
Cameron B. Waite(13)                            2,000                  *

All Directors and Executive
  Officers as a group                       2,180,971              27.93%
  (11 persons) (14)

* Less than 1%
---------------------

(1) Unless otherwise noted, the address of each person named above is in care of Penn Treaty.

(2) Based on 7,808,589 shares outstanding, except that shares underlying options exercisable within 60 days are deemed to be outstanding for purposes of calculating the percentage owned by the holder of such options.

(3) Includes 46,350 shares held by a private foundation of which Mr. Levit is an officer and director, 45,007 shares held by Mr. Levit as trustee of a retirement account, 147,167 shares held by Mr. Levit as co-trustee of an irrevocable trust for Mr. Levit's five children and exercisable options to purchase 114,885 shares of Common Stock. Excludes 46,000 shares held by Mr. Levit's wife as to which he disclaims beneficial ownership and 51,153 shares held by other family members as to which he also disclaims beneficial ownership.

(4) According to the Schedule 13G filed with the SEC by Goldman Sachs Asset Management for the year ended December 31, 1999, the address for Goldman Sachs Asset Management is 1 New York Plaza, New York, NY, 10004. Goldman Sachs Asset Management reported sole voting power with respect to 555,800 shares and sole dispositive power with respect to all shares.

(5) According to the Schedule 13G filed with the SEC by Dimensional Fund Advisors, Inc. for the year ended December 31, 1999, the address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional Fund Advisors, Inc. reported sole voting power and sole dispositive power with respect to all shares.

(6) According to the Schedule 13G filed with the SEC by Palisade Capital Management, L.L.C. for the year ended December 31, 1999, the address for Palisade Capital Management, L.L.C. is One Bridge Plaza, Suite 695, Fort Lee, NJ 07024. Palisade Capital Management L.L.C. reported sole voting power with respect to 435,000 shares and sole dispositive power with respect to all shares.

(7) According to the Schedule 13G filed with the SEC by Wellington Management Company, LLP for the year ended December 31, 1999, their principal business address is 75 State Street, Boston, MA 02109. Wellington Management Company, LLP reported shared voting power with respect to 293,267 shares and shared dispositive power with respect to all shares.

(8)      Includes exercisable options to purchase 41,327 shares of common stock.

(9)      Consists of exercisable options to purchase shares of common stock.

(10)     Consists of exercisable options to purchase shares of common stock.

(11)     Includes exercisable options to purchase 19,500 shares of common stock.

(12) Includes exercisable options to purchase 21,000 shares of common stock. Excludes 1,550 shares held by Mr. Levit's wife as to which he disclaims beneficial ownership and 2,780 shares held in trust for Mr.
         Levit's children as to which he disclaims beneficial ownership.

(13)     Includes exercisable options to purchase 1,000 shares of common stock.

(14) Includes exercisable options held by members of the group to purchase 282,069 shares of common stock.

PERFORMANCE GRAPH

         The following graph compares the five-year cumulative total return for Penn Treaty's common stock with the comparable cumulative return of two indices. The NYSE Composite provides some indication of the performance of the overall stock market, and the S & P Insurance Composite reflects the performance of insurance company stock generally.

                               [GRAPHIC OMITTED]

                                 1994      1995       1996      1997      1998       1999
                                 ----      ----       ----      ----      ----       ----

PTA STOCK                       100.00    157.14     247.61    302.38    268.10     147.62

NYSE COMPOSITE                  100.00    131.31     156.33    203.71    237.43     262.31

S & P INSURANCE COMPOSITE       100.00    142.64     177.26    260.88    271.82     283.84

(1) Assumes a $100 investment on December 31, 1994 in the Company's common stock and in each of the indices shown. The total return assumes reinvestment of all dividends.

                                  OTHER MATTERS
                                  -------------

         At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Annual Meeting is that which is presented above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement, it is the intention of the persons named in the accompanying proxy card to vote proxies on such matters in accordance with their judgment.

                                          By Order of the Board of Directors,

                                          /s/ Sandra A. Kotsch
                                          -------------------------------
                                              Sandra A. Kotsch, Secretary


























Allentown, Pennsylvania
April 17, 2000

                                   Appendix A
                                   ----------

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I.       Purpose

         The primary function of the Audit Committee of the Board of Directors of Penn Treaty American Corporation (the "Audit Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by Penn Treaty American Corporation (the "Company" or "PTA") to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         o     Serve  as an  independent  and  objective  party to  monitor  the
               Company's   financial  reporting  process  and  internal  control
               system.

         o     Review  and   appraise  the  audit   efforts  of  the   Company's
               independent accountants and internal auditing department.

         o     Provide an open  avenue of  communication  among the  independent
               accountants,   financial  and  senior  management,  the  internal
               auditing department and the Board.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter.

II.      Composition

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

         The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.     Responsibilities and Duties

         The charter and powers of the Audit Committee shall be:

          o Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

          o    Overseeing   that   management  has  established  and  maintained
               processes to assure that an adequate system of internal control is functioning within the Company;

          o    Overseeing   that   management  has  established  and  maintained
               processes to assure compliance by the Company with all applicable laws, regulations and Company policy;

         The Audit Committee shall have the following specific powers and duties:

          1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants;

          2.   Creating an agenda for the ensuing year;

          3. Reviewing the performance of the independent accountants and making recommendations to the Board regarding the appointment or termination of the independent accountants;

          4. Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's internal audit engagement letter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

          5.   Reviewing  with  management,   the  independent  accountants  and
               internal  auditors   significant   risks  and  exposures,   audit
               activities and significant audit findings;

          6. Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

          7. Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein;

          8. Reviewing the adequacy of the Company's systems of internal control;

          9. Obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

          10. Providing an independent, direct communication between the Board of Directors, internal auditors and independent accountants;

          11. Reviewing with appropriate Company personnel the actions taken to ensure compliance with the Company's code of conduct and the results of confirmations and violations of such code;

          12. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

          13. Reporting through its Chairman to the Board following the meetings of the Audit Committee;

          14. Maintaining minutes or other records of meetings and activities of the Audit Committee;

          15. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors of PTA on these responsibilities;

          16. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit
               Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation;

          17. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

                                 REVOCABLE PROXY
         PENN TREATY AMERICAN CORPORATION ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 26, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Jack D. Baum, Michael F. Grill and Glen A. Levit, each with the power of substitution and with all the powers and discretion the undersigned would have if personally present, are hereby appointed the Proxy Agents to represent the undersigned at the Annual Meeting of Shareholders of Penn Treaty American Corporation (the "Company") to be held at 9:00 A. M., prevailing local time on May 26, 2000 (the "Meeting"), including any adjournments thereof, and to vote all shares of stock of the Company which the undersigned is entitled to vote on all matters that properly come before the Meeting, subject to any directions indicated in the boxes below. Indicate your vote by placing an (X) in the appropriate box.

1. ELECTION OF DIRECTORS            For All   For All Except*   Withhold For All
         A.J. Carden                [ ]       [ ]               [ ]
         Irving Levit
         Domenic P. Stangherlin

(*) To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above and mark an (X) in the "For All Except" box.

2. PROPOSAL TO APPROVE THE APPOINTMENT           For      Against        Abstain
OF PRICEWATERHOUSECOOPERS, LLP as                [ ]      [ ]            [ ]
the independent  public accountants for
the Company and its subsidiaries for the year ending December 31, 2000.

3. In their discretion, the Proxies are
authorized to vote upon such other business      For      Against        Abstain
as may properly come before the Meeting or       [ ]      [ ]            [ ]
any adjournment(s) or postponement(s) thereof.

                                     (over)

SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AT THE ANNUAL MEETING IN THE MANNER SPECIFIED. IF PROPERLY EXECUTED AND RETURNED, AND NO SPECIFICATION IS MADE, VOTES WILL BE CAST "FOR" ALL ITEMS ON THE PROXY. Receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement dated April 17, 2000 are hereby acknowledged.

                                          IMPORTANT:  When signing  as attorney,
                                          executor,  administrator,  trustee  or
                                          guardian, please give  your full title
                                          as such. In the case of JOINT HOLDERS,
                                          all should sign.

                                                                 Date
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                                                                 Date
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                                          PLEASE ACT PROMPTLY. SIGN, DATE & MAIL
                                                   YOUR PROXY CARD TODAY.